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                               CONSENT OF COUNSEL

                              AIM TAX-EXEMPT FUNDS


         We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information for (i) the Class A, Class A3, Class B, Class C and Investor Class shares, as applicable, of AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund and AIM High Income Municipal Fund, and (ii) the institutional class of AIM Tax-Free Intermediate Fund and AIM High Income Municipal Fund which are included in Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66242), and Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7890), on Form N-1A of AIM Tax-Exempt Funds.




                                     /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 12, 2008